UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2026

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 World Trade Center
285 Fulton St., 80th Floor Suite A
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $575	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.
On August 3, 2026, Better Home & Finance Holding Company (the “Company”) issued a press release (the “Press Release”) announcing, among other things, certain preliminary financial results for the three months ended June 30, 2026. A copy of the Press Release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The preliminary financial results for the three months ended June 30, 2026 included in the Press Release are being provided prior to the completion the Company’s standard quarter-end closing procedures. These preliminary results are estimates based on information available to management of the Company as of the date of the Press Release and are subject to change upon completion of the Company’s closing procedures.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of the 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain                                  Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2026, Vishal Garg stepped down as the Company’s Chief Executive Officer, effective immediately. Following Mr. Garg’s departure, the Board of Directors (the “Board”) of the Company appointed Daniel Lewis, a current member of the Board, to serve as Interim Chief Executive Officer, effective immediately. Mr. Garg is expected to continue to serve as a member of the Board and will assist with the transition.

Mr. Lewis, age 51, has served as a member of the Board since July 27, 2026. Since 2015, Mr. Lewis has served as Managing Partner of Orange Capital Ventures, a private investment firm. He also has served as Chairman of the Board of Directors of Ascend Fundraising Solutions, a Toronto-based software company operating in a highly regulated B2B2C environment, since 2017 and served as its Chief Executive Officer from 2017 to 2022. Early in his career, Mr. Lewis worked at Citigroup for nine years. Mr. Lewis received a Bachelor of Science degree in Industrial and Labor Relations from Cornell University.

The terms of Mr. Lewis’s compensation arrangement have not yet been finalized. The Company intends to file an amendment to this Current Report on Form 8-K after those terms have been determined.

There are no arrangements or understandings between Mr. Lewis and any other person pursuant to which he was selected as Chief Executive Officer. There are no family relationships between Mr. Lewis and any director or executive officer of the Company. Mr. Lewis does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.

The information furnished in Exhibit 99.1 attached hereto is incorporated by reference under this Item 7.01 as if fully set forth herein.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits relating to Item 9.01 shall be deemed to be furnished, and not filed:

Exhibit	Description
99.1	Press Release, dated August 3, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: August 4, 2026	By:	/s/ Loveen Advani
	Name:	Loveen Advani
	Title:	Chief Financial Officer